Exhibit 99.2

The Board of Directors

SRC Energy, Inc.

1675 Broadway, Suite 2600

Denver, Colorado 80202

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated August 25, 2019, to the Board of Directors of SRC Energy, Inc. (“SRC”) as Annex C to, and reference thereto under the headings “Summary—Opinions of Citi and Goldman Sachs, SRC’s Financial Advisors” and “The Merger—Opinions of Citi and Goldman Sachs, SRC’s Financial Advisors” in, the joint proxy statement/prospectus relating to the proposed transaction involving SRC and PDC Energy, Inc. (“PDC”), which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of PDC (the “Registration Statement”).  By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ CITIGROUP GLOBAL MARKETS INC.
CITIGROUP GLOBAL MARKETS INC.

October 23, 2019